   ==========================================================================




                          THE PROGRESSIVE CORPORATION


                                      AND


                          RHODE ISLAND HOSPITAL TRUST
                                 NATIONAL BANK,
                                              Trustee





                                 ______________

                                   INDENTURE

                                 ______________

                         Dated as of November 15, 1988




   ==========================================================================

                             CROSS REFERENCE SHEET*

                                    -------
                                    Between

         Provisions of Trust Indenture Act of 1939 and Indenture to be dated as of November 15, 1988 between THE PROGRESSIVE CORPORATION and RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, Trustee:

Section of the Act                                                         Section of Indenture
- - - -------------------                                                        --------------------
310(a)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.9
310(a)(3) and (4) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
310(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.8 and 6.10(a), (b)
                                                                           and (d)
310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13(a) and (c)(1)
                                                                           and (2)
311(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13(b)
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.1 and 4.2(a)
312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.2(a) and (b)(i)
                                                                           and (ii)
312(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.2(c)
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.4(a)(i), (ii), (iii),
                                                                           (iv), (v) and (vi)
313(b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
313(b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.4
313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.4
313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.4
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.3
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
314(c)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.5
314(c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.5
314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
315(a), (c) and (d) . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1
315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.11
315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.12
316(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.9
316(a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not required
316(a) (last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . .  7.4
316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.7
317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2
317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.4(a) and (b)
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.7

*   This Cross Reference Sheet is not part of the Indenture.

                                        TABLE OF CONTENTS
                                        -----------------

                                                                                              PAGE
                                                                                              ----
PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
RECITALS:

     Authorization of Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Compliance with Legal Requirements                                                         1
     Purpose of and Consideration for Indenture   . . . . . . . . . . . . . . . . . . . . . . . 1


                                            ARTICLE ONE

                                            DEFINITIONS

SECTION  1.1.           Certain Terms Defined . . . . . . . . . . . . . . . . . . . . . . . .   1
                        Authorized Newspaper  . . . . . . . . . . . . . . . . . . . . . . . .   2
                        Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        Corporate Trust Office  . . . . . . . . . . . . . . . . . . . . . . .   2
                        Coupon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                        ECU . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                        European Communities  . . . . . . . . . . . . . . . . . . . . . . . .   3
                        Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                        Foreign Currency  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                        Holder, holder of Securities, Securityholder  . . . . . . . . . . . .   3
                        Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                        Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                        Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                        Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                        Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . .   4
                        Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . .   4
                        Original issue date . . . . . . . . . . . . . . . . . . . . . . . . .   4
                        Original Issue Discount Security  . . . . . . . . . . . . . . . . . .   4
                        Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                        Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                        principal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                        Registered Security . . . . . . . . . . . . . . . . . . . . . . . . .   5
                        Responsible Officer . . . . . . . . . . . . . . . . . . . . . . . . .   5
                        Security or Securities  . . . . . . . . . . . . . . . . . . . . . . .   6
                        Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .   6
                        Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . . . .   6
                        Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                        Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                        Trust Indenture Act of 1939 . . . . . . . . . . . . . . . . . . . . .   6
                        Unregistered Security . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                                                              PAGE
                                                                                              ----
                       U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . .   6
                       vice president   . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                       Yield to Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . .   7


                                            ARTICLE TWO

                                            SECURITIES

SECTION  2.1.          Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION  2.2.          Form of Trustee's Certificate of Authentication  . . . . . . . . . . .   7
SECTION  2.3.          Amount Unlimited; Issuable in Series   . . . . . . . . . . . . . . . .   8
SECTION  2.4.          Authentication and Delivery of Securities  . . . . . . . . . . . . . .  10
SECTION  2.5.          Execution of Securities  . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION  2.6.          Certificate of Authentication  . . . . . . . . . . . . . . . . . . . .  12
SECTION  2.7.          Denomination and Date of Securities; Payments of
                         Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION  2.8.          Registration, Transfer and Exchange  . . . . . . . . . . . . . . . . .  14
SECTION  2.9.          Mutilated, Defaced, Destroyed Lost and Stolen
                         Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION  2.10.         Cancellation of Securities; Destruction Thereof  . . . . . . . . . . .  18
SECTION  2.11.         Temporary Securities   . . . . . . . . . . . . . . . . . . . . . . . .  18


                                            ARTICLE THREE

                                        COVENANTS OF THE ISSUER

SECTION  3.1.          Payment of Principal and Interest  . . . . . . . . . . . . . . . . . .  19
SECTION  3.2.          Offices for Payments, etc  . . . . . . . . . . . . . . . . . . . . . .  20
SECTION  3.3.          Appointment to Fill a vacancy in Office of Trustee   . . . . . . . . .  21
SECTION  3.4.          Paying Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION  3.5.          Written Statement to Trustee   . . . . . . . . . . . . . . . . . . . .  22
SECTION  3.6.          Luxembourg Publications  . . . . . . . . . . . . . . . . . . . . . . .  22


                                            ARTICLE FOUR

                                SECURITYHOLDERS' LISTS AND REPORTS BY THE
                                        ISSUER AND THE TRUSTEE

SECTION  4.1.          Issuer to Furnish Trustee Information as to Names and
                         Addresses of Securityholders   . . . . . . . . . . . . . . . . . . .  23
SECTION  4.2.          Preservation and Disclosure of Securityholders'
                         Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION  4.3.          Reports by the Issuer  . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION  4.4.          Reports by the Trustee   . . . . . . . . . . . . . . . . . . . . . . .  26

                                                                                               PAGE
                                                                                               ----
                                            ARTICLE FIVE

                               REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                                          ON EVENT OF DEFAULT

SECTION  5.1.           Event of Default Defined; Acceleration of Maturity;
                          Waiver of Default . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION  5.2.           Collection of Indebtedness by Trustee; Trustee May
                          Prove Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION  5.3.           Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION  5.4.           Suits for Enforcement . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION  5.5.           Restoration of Rights on Abandonment of
                          Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION  5.6.           Limitations on Suits by Securityholders . . . . . . . . . . . . . . .  36
SECTION  5.7.           Unconditional Right of Securityholders to Institute
                          Certain Suits . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION  5.8.           Powers and Remedies Cumulative; Delay or Omission
                          Not Waiver of Default . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION  5.9.           Control by Securityholders  . . . . . . . . . . . . . . . . . . . . .  37
SECTION  5.10.          Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION  5.11.          Trustee to Give Notice of Default, But May Withhold
                          in Certain Circumstances  . . . . . . . . . . . . . . . . . . . . .  39
SECTION  5.12.          Right of Court to Require Filing of Undertaking to Pay
                          Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39


                                            ARTICLE SIX

                                       CONCERNING THE TRUSTEE

SECTION  6.1.           Duties and Responsibilities of the Trustee; During
                          Default; Prior to Default . . . . . . . . . . . . . . . . . . . . .  40
SECTION  6.2.           Certain Rights of the Trustee . . . . . . . . . . . . . . . . . . . .  41
SECTION  6.3.           Trustee Not Responsible for Recitals, Disposition of
                          Securities or Application of Proceeds Thereof . . . . . . . . . . .  43
SECTION  6.4.           Trustee and Agents May Hold Securities or Coupons;
                          Collections, etc  . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION  6.5.           Moneys Held by Trustee  . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION  6.6.           Compensation and Indemnification of Trustee and Its
                          Prior Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION  6.7.           Right of Trustee to Rely on Officers' Certificate, etc. . . . . . . .  44
SECTION  6.8.           Qualification of Trustee; Conflicting Interests . . . . . . . . . . .  45
SECTION  6.9.           Persons Eligible for Appointment as Trustee . . . . . . . . . . . . .  51

                                                iv

                                                                                               PAGE
                                                                                               ----
SECTION  6.10.          Resignation and Removal; Appointment of Successor
                         Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION  6.11.          Acceptance of Appointment by Successor Trustee  . . . . . . . . . . .  53
SECTION  6.12.          Merger, Conversion, Consolidation or Succession to
                          Business of Trustee . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION  6.13.          Preferential Collection of Claims Against the
                          Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55


                                           ARTICLE SEVEN

                                    CONCERNING THE SECURITYHOLDERS

SECTION  7.1.           Evidence of Action Taken by Securityholders . . . . . . . . . . . . .  60
SECTION  7.2.           Proof of Execution of Instruments and of Holding of
                          Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION  7.3.           Holders to be Treated as Owners . . . . . . . . . . . . . . . . . . .  61
SECTION  7.4.           Securities Owned by Issuer Deemed Not Outstanding . . . . . . . . . .  62
SECTION  7.5.           Right of Revocation of Action Taken . . . . . . . . . . . . . . . . .  63


                                           ARTICLE EIGHT

                                       SUPPLEMENTAL INDENTURES

SECTION  8.1.           Supplemental Indentures Without Consent of Security-
                          holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION  8.2.           Supplemental Indentures With Consent of
                          Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION  8.3.           Effect of Supplemental Indenture  . . . . . . . . . . . . . . . . . .  66
SECTION  8.4.           Documents to Be Given to Trustee  . . . . . . . . . . . . . . . . . .  67
SECTION  8.5.           Notation on Securities in Respect of Supplemental
                          Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67


                                            ARTICLE NINE

                               CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION  9.1.           Issuer May Consolidate, etc., on Certain Terms  . . . . . . . . . . .  67
SECTION  9.2.           Successor Corporation Substituted . . . . . . . . . . . . . . . . . .  68
SECTION  9.3.           Opinion of Counsel to Trustee . . . . . . . . . . . . . . . . . . . .  69

                                                                                               PAGE
                                                                                               ----
                                             ARTICLE TEN

                          SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 10.1.           Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . .  69
SECTION 10.2.           Application by Trustee of Funds Deposited for Payment of Securities .  72
SECTION 10.3.           Repayment of Moneys Held by Paying Agent  . . . . . . . . . . . . . .  72
SECTION 10.4.           Return of Moneys Held by Trustee and Paying Agent Unclaimed
                          for Two Years . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 10.5.           Indemnity for U.S. Government Obligations . . . . . . . . . . . . . .  73


                                             ARTICLE ELEVEN

                                         MISCELLANEOUS PROVISIONS

SECTION 11.1.           Incorporators, Shareholders, Officers and Directors of
                          Issuer Exempt from Individual Liability . . . . . . . . . . . . . .  73
SECTION 11.2.           Provisions of Indenture for the Sole Benefit of Parties
                          and Securityholders . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 11.3.           Successors and Assigns of Issuer Bound by Indenture . . . . . . . . .  74
SECTION 11.4.           Notices and Demands on Issuer, Trustee and Securityholders  . . . . .  74
SECTION 11.5.           Officers' Certificates and Opinions of Counsel; Statements to Be
                          Contained Therein . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 11.6.           Payments Due on Saturdays, Sundays and Holidays   . . . . . . . . . .  76
SECTION 11.7.           Conflict of Any Provision of Indenture with Trust
                          Indenture Act of 1939 . . . . . . . . . . . . . . . . . . . . . . .  76
SECTION 11.8.           New York Law to Govern  . . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 11.9.           Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 11.10.          Effect of Headings  . . . . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 11.11.          Securities in Foreign Currencies or in ECU  . . . . . . . . . . . . .  77


                                           ARTICLE TWELVE

                              REDEMPTION OF SECURITIES AND SINKING FUNDS

SECTION 12.1.           Applicability of Article  . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 12.2.           Notice of Redemption; Partial Redemptions . . . . . . . . . . . . . .  78
SECTION 12.3.           Payment of Securities Called for Redemption . . . . . . . . . . . . .  79
SECTION 12.4.           Exclusion of Certain Securities from Eligibility for
                          Selection for Redemption  . . . . . . . . . . . . . . . . . . . . .  80
SECTION 12.5.           Mandatory and Optional Sinking Funds  . . . . . . . . . . . . . . . .  81

                                                                                               PAGE
                                                                                               ----
                                            ARTICLE THIRTEEN

                                         SUBORDINATION; SENIORITY

SECTION 13.1.           Securities Subordinated to Senior Indebtedness  . . . . . . . . . . .  84
SECTION 13.2.           Issuer Not to Make Payments with Respect to Securities
                          in Certain Circumstances  . . . . . . . . . . . . . . . . . . . . .  84
SECTION 13.3.           Subrogation of Securities . . . . . . . . . . . . . . . . . . . . . .  87
SECTION 13.4.           Authorization by Holders of Securities  . . . . . . . . . . . . . . .  88
SECTION 13.5.           Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  88
SECTION 13.6.           Trustee's Relation to Senior Indebtedness . . . . . . . . . . . . . .  89
SECTION 13.7.           No Impairment of Subordination  . . . . . . . . . . . . . . . . . . .  89
SECTION 13.8.           Article 13 Not to Prevent Events of Default . . . . . . . . . . . . .  90
SECTION 13.9.           Paying Agents other than the Trustee  . . . . . . . . . . . . . . . .  90
SECTION 13.10.          Securities Senior to Subordinated Indebtedness  . . . . . . . . . . .  90

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

         THIS INDENTURE, dated as of November 15, 1988, between THE PROGRESSIVE CORPORATION, an Ohio corporation (the "Issuer"), and RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association (the "Trustee"),

                                  WITNESSETH:

         WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

         Now, THEREFORE:

         In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

         SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

         "Authorized Newspaper" means a newspaper (which, in the case of the United Kingdom, will, if practicable, be the Financial Times (London Edition) and, in the case of Luxembourg, will, if practicable, be the Luxemburger Wort) published in English or an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the United Kingdom or in Luxembourg, as applicable. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

         "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

         "Business Day" means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized by law or regulation to close or a day on which transactions in the currency in which the Securities are payable are not conducted.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 15 Westminster Street, Room 737W, Providence, Rhode Island 02903, Attn: Corporate Trust Administration.

         "Coupon" means any interest coupon appertaining to a Security.

         "ECU" means the European Currency Unit as defined and revised from time to time by the council of European Communities.

         "European Communities" means the European Economic Community (the "EEC"), the European Coal and Steel Community and Euratom.

         "Event of Default" means any event or condition specified as such in
Section 5.1.

         "Foreign Currency" means a currency issued by the government of a country other than the United States.

         "Holder," "Holder of Securities," "Securityholder" or other similar terms mean (a) in the case of any Registered Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof, and (b) in the case of any Unregistered Security, the bearer of such Security, or any Coupon appertaining thereto, as the case may be.

         "Indebtedness" with respect to any Person means:

                 (1) any debt (i) for borrowed money, or (ii) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed by a Person in the ordinary course of business in connection with the obtaining of materials or services, or
         (iii) which is a direct or indirect obligation which arises as a result of banker's acceptances or drawings under bank letters of credit issued to secure obligations of such person, whether contingent or otherwise;

                 (2) any debt of others described in the preceding clause (1) which such Person has guaranteed or for which it is otherwise liable;

                 (3) the obligation of such Person as lessee under any lease of property which is reflected on such Person's balance sheet as a capitalized lease; and

                 (4) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1), (2) and (3) provided, however, that, in computing the "Indebtedness" of any Person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with the depository in trust money (or evidences of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of the assets of such Person.

         "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

         "Interest" means, when used with respect to non-interest bearing Securities, interest payable after maturity.

         "lssuer" means (except as otherwise provided in Article Six) THE PROGRESSIVE CORPORATION, an Ohio corporation, and, subject to Article Nine, its successors and assigns.

         "Officers' Certificate" means a certificate signed by the chairman of the Board of Directors or the president or any vice president or by the treasurer and by the secretary or any assistant secretary of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or other counsel who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.

         "Original Issue Date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

         "Original Issue Discount Security" means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

         "Outstanding" (except as otherwise provided in Section 6.8), when used with reference to Securities, shall, subject to the provisions of Section 7.4, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

                 (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

                 (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

         In determining whether the holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of all Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "principal" whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any."

         "Registered Security" means any Security registered on the Security Register of the Issuer.

         "Responsible Officer" when used with respect to the Trustee means any officer or assistant officer assigned by the Trustee to administer its corporate trust matters.

         "Security" or "Securities" (except as otherwise provided in Section 6.8) has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

         "Senior Indebtedness" means the principal and unpaid interest on Indebtedness of the Company outstanding at any time, other than (1) the Securities, (2) Indebtedness of the Issuer to a Subsidiary for money borrowed or advanced from any Subsidiary, except for such Indebtedness which the Subsidiary has borrowed from a third party other than a Subsidiary and advanced to the Company, (3) the Company's Floating Rate Convertible Subordinated Debentures due 2008 issued in the aggregate principal amount of $75,000,000 ("Floating Rate Convertible Subordinated Debentures"), and (4) any other Indebtedness which by its terms expressly provides that it is not superior in right of payment to the Securities.

         "Subordinated Indebtedness" means the principal and interest on any Indebtedness of the Company which by its terms is expressly subordinated in right of payment to the Securities (including without limitation the Floating Rate Convertible Subordinated Debentures).

         "Subsidiary" means a corporation the majority of whose voting stock is owned by the Company or a Subsidiary. Voting stock is capital stock having voting power under the ordinary circumstances to elect directors.

         "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee.

         "Trust Indenture Act of 1939" (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

         "Unregistered Security" means any Security other than a Registered Security.

         "U.S. Government Obligations" means direct obligations of the United States of America, backed by its full faith and credit.

         "vice president" when used with respect to the Issuer, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president".

         "Yield to Maturity" means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.


                                  ARTICLE TWO

                                   SECURITIES

         SECTION 2.1 Forms Generally. The Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, as evidenced by their execution of the Securities and Coupons.

         The definitive Securities and Coupons shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, as evidenced by their execution of such Securities and Coupons.

         SECTION 2.2 Form of Trustees Certificate of Authentication. The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

         This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.


                          TRUSTEE,
                                  as Trustee




                         By ____________________________________________________
                                                    Authorized Signatory

         SECTION 2.3 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

                 (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                 (2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11 or 12.3);

                 (3) the date or dates on which the principal of the Securities of the series is payable or the method by which such date or dates shall be determined;

                 (4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable;

                 (5) the place or places where the principal and any interest on Securities of the series shall be payable;

                 (6) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;

                 (7) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

                 (8) if other than denominations of U.S. $1,000 and any integral multiple thereof, in the case of Registered Securities, or U.S. $1,000 in the case of Unregistered Securities, the denominations in which Securities of the series shall be issuable;

                 (9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1 or provable in bankruptcy pursuant to Section 5.2;

                 (10) any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

                 (11) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or units based on or relating to currencies (including ECU) in which payment of the principal of and interest, if any, on the Securities of that series shall be payable;

                 (12) if the principal of or interest, if any, on the Securities of that series are to be payable, at the election of the Issuer or a holder thereof, in a coin or currency or units based on or relating to currencies (including ECU) other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

                 (13) if the amount of payments of principal of or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method based on a coin or currency or units based on or relating to currencies (including ECU) other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

                 (14) whether the Securities of the series will be issuable as Registered Securities or Unregistered Securities (with or without Coupons), or both, any restrictions applicable to the offer, sale or delivery of Unregistered Securities and, if other than as provided in
         Section 2.8, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

                 (15) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

                 (16) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions not otherwise set forth herein, then the form and terms of such certificates, documents or conditions;

                 (17) the degree to which such Securities shall be subordinated to any other securities of the Issuer; and

                 (18) any other terms of the series, including provisions for payment by wire transfers, if any, or modifications of the definition of Business Day (which terms shall not adversely affect the interests of the Holders of the Securities).

         All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto.

         SECTION 2.4 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series (having attached thereto appropriate Coupons, if any), executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities and Coupons, if any, to or upon the written order of the Issuer, signed by both (a) the chairman of its Board of Directors, or any vice chairman of its Board of Directors, or its president or any vice president or its treasurer or any assistant treasurer and (b) by its secretary or any assistant secretary, without any further action by the Issuer. In authenticating such Securities and Coupons, if any, and accepting the additional responsibilities under this Indenture in relation to such Securities and Coupons, if any, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon:

                 (1) a copy of any resolution or resolutions of the Board of Directors by or pursuant to which the form and term of such series were established in each case certified by the Secretary or an Assistant Secretary of the Issuer;

                 (2)  an executed supplemental indenture, if any;

                 (3) an Officers' Certificate setting forth the form and terms of the Securities and Coupons, if any, as required pursuant to Section 2.3, and prepared in accordance with Section 11.5;

                 (4)  an Opinion of Counsel, prepared in accordance with
         Section 11.5, which shall state

                          (a) that the form or forms and terms of such
                 Securities and Coupons, if any, have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Section 2.1 and 2.3 in conformity with the provisions of this Indenture;

                          (b) that such Securities and Coupons, if any, when authenticated and delivered by the Trustee and issued by the issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer;

                          (c) that all laws and requirements in respect of the execution and delivery by the Issuer of the Securities and Coupons, if any, have been complied with; and

                          (d) such other matters as the Trustee may reasonably request.

         The Trustee shall have the right to decline to authenticate and deliver any Securities and Coupons, if any, under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors, trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.

         SECTION 2.5 Execution of Securities. The Securities and, if applicable, each Coupon appertaining thereto, shall be signed on behalf of the Issuer by both (a) the chairman of its Board of Directors or any vice chairman of its Board of Directors or its president or any vice president or its treasurer or any assistant treasurer and (b) by its secretary or any assistant secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security or Coupon that has been duly authenticated and delivered by the Trustee.

         In case any officer of the Issuer who shall have signed any of the Securities or Coupons shall cease to be such officer before the Security or Coupon so signed (or the Security to which the Coupon so signed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Issuer; and any Security or Coupon may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

         SECTION 2.6 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. No Coupon shall be entitled to the benefits of this Indenture or shall be valid or obligatory for any purpose until such certificate by the Trustee shall have become duly executed on the Security to which such Coupon appertains.

         SECTION 2.7 Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as Registered Securities or Unregistered Securities in such denominations as shall be specified as contemplated by Section 2.3. In the absence of any such specification with respect to the Registered Securities of any series, the Registered Securities of such series shall be issuable in denominations of U.S. $1,000 and any integral multiple thereof. In the absence of any such specification with respect to the Unregistered Securities, Unregistered Securities shall be issued in the denomination of U.S. $1,000. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

         Each Registered Security shall be dated the date of its authentication. Each Unregistered Security shall be dated as provided in the resolution or resolutions of the Board of Directors of the Issuer or the supplemental indenture referred to in Section 2.3. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.3.

         The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Registered Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the holders of Registered Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Registered Securities of any particular series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

         Any defaulted interest payable in respect of any Unregistered Security shall be payable pursuant to such procedures as are satisfactory to the Trustee and in such manner so that there is no discrimination as between the holders of Registered Securities and Unregistered Securities of the same series and notice of the payment date therefore shall be given by the Trustee in the name and at the expense of the Company by publication at least once in an Authorized Newspaper. In case an Unregistered Security is surrendered in exchange for a Registered Security after the close of business on any record date for the payment of defaulted interest and before the opening of business on the proposed date of payment of such defaulted interest, the Coupon appertaining to such surrendered Unregistered Security and due for payment on such proposed date of payment will not be surrendered with such surrendered Unregistered Security and interest payable on such proposed date of payment will be made only to the holder of such Coupon on such proposed date.

         SECTION 2.8. Registration, Transfer and Exchange. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers for each series of Registered Securities issued hereunder (collectively, the "Security Register") in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, or cause the registration of transfer of, Registered Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

         Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same series in authorized denominations for a like aggregate principal amount.

         Unregistered Securities (except for any temporary Unregistered Securities) and Coupons (except for Coupons attached to any temporary Unregistered Securities) shall be transferable by delivery.

         Any Registered Security or Registered Securities of any series may be exchanged for a Registered Security or Registered Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Registered Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefore the Registered Security or Registered Securities of the same series which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding. If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.3, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series, maturity date, and interest rate of any authorized denominations and of a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.3, such Unregistered Securities may be exchanged for Unregistered Securities of such series, maturity date, interest rate and original issue date of other authorized denominations and of a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2 or as specified pursuant to
Section 2.3, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.3, Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities, and the Coupons appertaining thereto, if any, are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities, and the Coupons appertaining thereto, if any, which the Holder making the exchange is entitled to receive. Notwithstanding the foregoing, if an Unregistered Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on any record date and before the opening of business at such office or agency on the applicable interest payment date, such Unregis-tered Security shall be surrendered without the Coupon, if any, relating to such interest payment date. All Securities and Coupons surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee and the Trustee will deliver a certificate of disposition thereof to the Issuer.

         All Registered Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

         The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities and shall not be required to exchange or register a transfer of any Securities until such payment is made. No service charge shall be made for any such transaction.

         The Issuer shall not be required to exchange or register a transfer of
(a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed and except that an Unregistered Security may be exchanged for a Registered Security of the same series being called for redemption.

         All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         Notwithstanding anything herein or in the terms of any series of Securities to the contrary, neither the Issuer nor the Trustee (which shall rely on an Officers' Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Issuer (including, without limitation the inability of the Issuer to deduct from its income, as computed for Federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States Federal income tax laws.

         SECTION 2.9 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or any Coupon appertaining to any Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen with Coupons corresponding to the Coupons appertaining to the Security so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupons appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

         Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, at its sole discretion, instead of issuing a substitute Security or Coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

         Every substitute Security or Coupon of any series issued pursuant to the provisions of this Section by virtue of the fact that any such

Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. All Securities or Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities or Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.10 Cancellation of Securities; Destruction Thereof. All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities and Coupons held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities or Coupons unless and until the same are delivered to the Trustee for cancellation.

         SECTION 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without Coupons, or as Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefore without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to
Section 3.2, and in the case of Unregistered Securities, together with any unmatured Coupons and any matured Coupons in default appertaining thereto, at any agency maintained by the Issuer for such purpose as specified pursuant to
Section 2.3, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities and any unmatured Coupons appertaining thereto of any series shall be entitled to the same benefits under this Indenture as definitive Securities and any unmatured Coupons appertaining thereto of such series. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section 2.3 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency of the Issuer located outside the United States and the procedures pursuant to which definitive Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).


                                 ARTICLE THREE

                            COVENANTS OR THE ISSUER

         SECTION 3.1 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. Except as specified in Section 2.3, the interest on Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. Except as specified in Section 2.3, the interest on any temporary Unregistered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest. Each installment of interest on the Registered Securities of any series may be paid by mailing checks for such interest payable to or upon the written order of the holders of Registered Securities entitled thereto as they shall appear on the registry books of the Issuer.

         SECTION 3.2 Offices for Payments, etc. So long as any of the Securities remain outstanding, the Issuer will maintain the following for each series: an office or agency (a) where the Registered Securities may be presented for payment, (b) where the Registered Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Registered Securities or of this Indenture may be served.

         The Issuer will maintain one or more agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Unregistered Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment. No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or Coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in U.S. dollars on Unregistered Securities of any series and Coupons appertaining thereto which are denominated in U.S. dollars may be made at an agency of the Issuer maintained in the Borough of Manhattan, The City of New York if such payment in U.S. dollars at each agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

         The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. With respect to each series of Securities and Coupons whose terms are established pursuant to Section 2.3, the Issuer hereby designates the Corporate Trust Office as the initial office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

         SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

         SECTION 3.4 Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

                 (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series or the Coupons appertaining thereto or of the Trustee, and

                 (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable.

         The Issuer will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

         If the Issuer shall act as its own paying agent with respect to the Securities or the Coupons appertaining thereto of any series, it will, on or before each due date of the principal of or interest on the Securities or the Coupons appertaining thereto of such series, set aside, segregate and hold in trust for the benefit of the holders of the Securities or the Coupons appertaining thereto of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

         Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

         Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

         SECTION 3.5 Written Statement to Trustee. The Issuer will deliver to the Trustee on or before April 30 in each year (beginning with April 30, 1989) a written statement, signed by two of its officers (which need not comply with Section 11.5), stating that in the course of the performance of their duties as officers of the Issuer they would normally have knowledge of any default by the Issuer in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

         SECTION 3.6 Luxembourg Publications. In the event of the publication of any notice pursuant to Section 5.11, 6.10(a), 6.11, 8.2, 10.4 or 12.2, the party making such publication in London shall also, to the extent that notice is required to be given to Holders of Securities of any series by applicable Luxembourg law or stock exchange regulation, as evidenced by an Officers' Certificate delivered to such party, make a similar publication in Luxembourg.

                                  ARTICLE FOUR

                   SECURITYHOLDERS' LISTS AND REPORTS BY THE
                             ISSUER AND THE TRUSTEE

         SECTION 4.1 Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities of each series:

                 (a) semiannually and not more that 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.3 for not-interest bearing securities in each year, and

                 (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as the Trustee shall be the Security registrar for such series and all of the Securities of such series are Registered Securities, such list shall not be required to be furnished. The Trustee shall, at the request of the Issuer, provide such list to the Issuer for so long as the Trustee shall be the Security registrar.

         SECTION 4.2  Preservation and Disclosure of Securityholders' Lists.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities (i) contained in the most recent list furnished to it as provided in Section 4.1, (ii) received by it in the capacity of Security registrar for such series, if so acting and (iii) filed with it within the preceding two years pursuant to Section 4.4(c)(ii). The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

                 (b) In case three or more holders of Securities (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities of a particular series (in which case the applicants must all hold Securities of such series) or with Holders of all

         Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

                          (i) afford to such applicants access to the
                 information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

                          (ii) inform such applicants as to the approximate
                 number of holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such series or all Securities, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                 (c) Each and every holder of Securities and Coupons, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

         SECTION 4.3  Reports by the Issuer.  The Issuer covenants:

                 (a) to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, any other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934, if the Issuer is not required to file information, documents, or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to
         Section 13 of the Securities Exchange Act of 1934, or in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

                 (c) to transmit by mail to the holders of Securities. within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (a) and (b) of this Section as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission.

         SECTION 4.4 Reports by the Trustee. (a) On or before July 15 in each year following the date hereof, so long as any Securities are Outstanding hereunder, the Trustee shall transmit by mail as provided below to the Securityholders of each series, as hereinafter in this Section provided, a brief report dated as of the preceding May 15 with respect to:

                          (i) its eligibility under Section 6.9 and its qualification under Section 6.8, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

                          (ii) the character and amount of any advances (and if
                 the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the securities of any series Outstanding on the date of such report;

                          (iii) the amount, interest rate, and maturity date of
                 all other indebtedness owing by the Issuer (or by any other obligor on the Securities) to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefore, except any indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(2), (3), (4) or (6);

                          (iv) the property and funds, if any, physically in
                 the possession of the Trustee (as such) on the date of such report;

                          (v) any additional issue of Securities which the Trustee has not previously reported; and

                          (vi) any action taken by the Trustee in the
                 performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 5.11.

                 (b) The Trustee shall transmit to the Securityholders of each series, as provided in subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of this Indenture) for the reimbursement of which it claims or may claim a lien or charge prior to that of the Securities of such series on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this subsection (b), except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of Securities of such series outstanding at such time, such report to be transmitted within 90 days after such time.

                 (c) Reports pursuant to this Section shall be transmitted by mail:

                          (i) to all registered Holders of Securities, as the names and addresses of such Holders appear upon the registry books of the Issuer;

                          (ii) to such other Holders of Securities as have,
                 within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                          (iii) except in the case of reports pursuant to
                 subsection (b), to each Holder of a Security whose name and address are preserved at the time by the Trustee as provided in Section 4.2(a).

                 (d) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Issuer and be filed by the Trustee with each stock exchange upon which the Securities of any applicable series are listed and also with the Commission. The Issuer agrees to notify the Trustee with respect to any series when and as the Securities of such series become admitted to trading on any national securities exchange.

                                  ARTICLE FIVE

                  REMEDIES OR THE TRUSTEE AND SECURITYHOLDERS
                              ON EVENT OF DEFAULT

         SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                 (b) default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

                 (c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series; or

                 (d) default in the performance, or breach, of any covenant or warranty of the Issuer in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in all involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the

         Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                 (f) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

                 (g) any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series.

If an Event of Default described in clauses (a), (b), (c) or (d) above (if the Event of Default under clause (d) is with respect to less than all series of Securities then Outstanding) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) (if the Event of Default under clause (d) is with respect to all series of Securities then Outstanding), (e) or (f) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

         The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein---then and in every such case the holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class (or of all the Securities, as the case may be, voting as a single class) then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series (or with respect to all the

Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

         For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

         SECTION 5.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise--then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, and Coupons appertaining thereto, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to
Section 6.6.

         Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the holders, whether or not the principal of and interest on the Securities of such series be overdue.

         In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or Coupons appertaining thereto, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                 (a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,

                 (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

                 (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or Coupons appertaining thereto of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         All rights of action and of asserting claims under this Indenture, or under any of the Securities, or Coupons appertaining thereto may be enforced by the Trustee without the possession of any of the Securities, or Coupons appertaining thereto, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements, compensation and all other amounts due pursuant to
Section 6.6 to the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities, or Coupons appertaining thereto, in respect of which such action was taken.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.

         SECTION 5.3 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities, and Coupons appertaining thereto, in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

                 FIRST: To the payment of costs and expenses applicable to such series in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6;

                 SECOND: To the Holders of Senior Indebtedness to the extent required by Article 13;

                 THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                 FOURTH: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or yield to maturity, without preference or priority of principal over interest or yield to maturity, or of interest or yield to maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or yield to maturity; and

                 FIFTH: To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

         SECTION 5.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

         SECTION 5.6 Limitations on Suits by Securityholders. No holder of any Security of any series or of any Coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to
Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security or Coupon with every other taker and Holder and the Trustee, that no one or more Holders of Securities of any series or of any Coupon appertaining thereto shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or Coupons, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series or of any Coupon appertaining thereto. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 5.7 Unconditional Rights of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any holder of any Security or Coupon to receive payment of the principal of an interest on such Security or Coupon on or after the respective due dates expressed in such Security or Coupon, or in any Coupon appertaining thereto, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 5.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

         SECTION 5.9 Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with each series voting as a separate class) at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

         Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

         SECTION 5.10 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any series as provided in
Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may on behalf of the Holders of all the Securities of such series waive any past default or Event of Default described in clause (d) of Section 5.1 (or, in the case of an event specified in clause (d) of Section 5.1 which relates to less than all series of Securities then Outstanding, the Holders of a majority in aggregate principal amount of the Securities then Outstanding affected thereby (each series voting as a separate class)) may waive any such default or Event of Default, or, in the case of an event specified in clause (d) (if the Event of Default under clause (d) relates to all series of Securities then Outstanding), (e) or (f) of
Section 5.1 the Holders of Securities of a majority in principal amount of all the Securities then Outstanding (voting as one class) may waive any such default or Event of Default), and its consequences except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of

Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 5.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series known to a Responsible Officer of the Trustee, provide notice to the Holders of Securities of such series and Coupons appertaining thereto, if any, (i) if any Unregistered Securities of that series are then Outstanding, to the Holders thereof, by publication at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an Authorized Newspaper in Luxembourg), (ii) if any Unregistered Securities of that series are then Outstanding, to all Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), by mailing such notice to such Holders at such addresses and (iii) to all Holders of then Outstanding Registered Securities of that series, by mailing such notice to such Holders at their addresses as they shall appear in the registry books, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

         SECTION 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause (d) of Section 5.1 (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities Outstanding affected thereby, or in the case of any suit relating to or arising under clause (d) (if the suit under clause (d) relates to all the Securities then Outstanding), (e) or (f) of Section 5.1, 10% in aggregate principal amount of all Securities Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security or Coupon on or after the due date expressed in such Security or Coupon.


                                  ARTICLE SIX

                             CONCERNING THE TRUSTEE

         SECTION 6.1  Duties and Responsibilities of the Trustee; During
Default; Prior to Default.   With respect to the Holders of any series of
Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

                 (a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

                          (i) the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                 (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         SECTION 6.2  Certain Rights of the Trustee.  Subject to Section 6.1:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate or order of the Issuer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

                 (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                 (d) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                 (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                 (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

                 (h) the Trustee shall not be deemed to have knowledge or notice of any default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless the holders of not less than 25% of the aggregate principal amount of the then outstanding Securities of any affected series have notified the Trustee thereof.

         SECTION 6.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or Coupons. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

         SECTION 6.4 Trustee and Agents May Hold Securities or Coupons; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

         SECTION 6.5  Moneys Held by Trustee.  Subject to the provisions of
Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

         SECTION 6.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities and Coupons upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities or Coupons, and the Securities and Coupons are hereby subordinated to such senior claim, but such senior claim shall not be subordinate to any Senior Indebtedness.

         SECTION 6.7 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 6.8 Qualification of Trustee; Conflicting Interests. (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in this Indenture.

                 (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section, the Trustee shall, within 10 days after the expiration of such 90 day period, provide notice of such failure to the Securityholders in the manner and to the extent required by Section 4.4(c).

                 (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to Securities of any series if

                          (i) the Trustee is trustee under this Indenture with
                 respect to the Outstanding Securities of any other series or is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Issuer are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture and this Indenture with respect to the Securities of any other series and there shall also be so excluded any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding if (i) this Indenture is and, if applicable, this Indenture and any series issued pursuant to this Indenture and such other indenture or indentures are wholly unsecured, and such other indenture or indentures are hereafter qualified under the Trust Indenture Act of 1939, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of such Trust Indenture Act of 1939 that differences exist between the provisions of this Indenture with respect to Securities of such series and one or more other series, or the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities of such series and such other series, or under this Indenture or such other indenture or indentures, or (ii) the Issuer shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to Securities of such series and such other series, or under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to Securities of such series and such other series, or under this Indenture and such other indentures;

                          (ii) the Trustee or any of its directors or executive
                 officers is an obligor upon the Securities of any series issued under this Indenture or an underwriter for the Issuer;

                          (iii) the Trustee directly or indirectly controls or
                 is directly or indirectly controlled by or is under direct or indirect common control with the Issuer or an underwriter for the Issuer;

                          (iv) the Trustee or any of its directors or executive
                 officers is a director, officer, partner, employee, appointee, or representative of the Issuer, or of an underwriter (other than the Trustee itself) for the Issuer who is currently engaged in the business of underwriting, except that (x) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Issuer, but may not be at the same time an executive officer of both the Trustee and the Issuer; (y) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Issuer; and (z) the Trustee may be designated by the Issuer or by any underwriter for the Issuer to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of subsection (c)(i) of this Section, to act as trustee, whether under an indenture or otherwise;

                          (v) 10% or more of the voting securities of the
                 Trustee is beneficially owned either by the Issuer or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Issuer or by any director, partner, or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                          (vi) the Trustee is the beneficial owner of, or holds
                 as collateral security for an obligation which is in default,
                 (x) 5% or more of the voting securities or 10% or more of any other class of security of the Issuer, not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (y) 10% or more of any class of security of an underwriter for the Issuer;

                          (vii) the Trustee is the beneficial owner of, or
                 holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Issuer;

                          (viii) the Trustee is the beneficial owner of, or
                 holds as collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Issuer; or

                          (ix) the Trustee owns on May 15 in any calendar year,
                 in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under Section 6.8(c)(vi), (vii) or (viii). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Issuer fails to make payment in full of principal of or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of subsections (c)(vi), (vii) and (viii) of this Section.

         The specification of percentages in subsections (c)(v) to (ix) inclusive of this Section shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of subsections (c)(iii) or (vii) of this Section.

         For the purposes of subsections (c)(vi), (vii), (viii) and (ix), of this Section, only,

                 (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness;

                 (ii) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and

                 (iii) the Trustee shall not be deemed to be the owner or holder of (x) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (y) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (z) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

         Except as provided above, the word "security" or "securities" as used in this Section shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

         (d) For purposes of this Section:

                 (i) the term "underwriter" when used with reference to the issuer shall mean every person who, within three years prior to the time as of which the determination is made, has purchased from the Issuer with a view to, or has offered or sold for the Issuer in connection with, the distribution of any security of the Issuer outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission;

                 (ii) the term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated;

                 (iii) the term "person" shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof; as used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security;

                 (iv) the term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person;

                 (v) the term "Issuer" shall mean any obligor upon the Securities; and

                 (vi) the term "executive officer" shall mean the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

         (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                 (i) a specified percentage of the voting securities of the Trustee, the Issuer or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person;

                 (ii) a specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding;

                 (iii) the term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security;

                 (iv) the term "outstanding" means issued and not held by or for the account of the issuer; the following securities shall not be deemed outstanding within the meaning of this definition:

                          (A) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                          (B) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                          (C) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                          (D) securities held in escrow if placed in escrow by the issuer thereof;

provided, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof; and

                 (v) a security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

         SECTION 6.9 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

         SECTION 6.10 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any as it may deem proper and prescribe, appoint a successor trustee.

         (b) In case at any time any of the following shall occur:

                 (i) the Trustee shall fail to comply with the provisions of
         Section 6.8 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

                 (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

                 (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

         (d) any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

         SECTION 6.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

         If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees or co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

         No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of
Section 6.8 and eligible under the provisions of Section 6.9.

         Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall mail notice thereof (a) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof, by publication of such notice at least once in an Authorized Newspaper in London (and, if required by Section 3.6. at least once in an Authorized Newspaper in Luxembourg), (b) if any Unregistered Securities of a series affected are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), by mailing such notice to such holders at such addresses as were so furnished to the Trustee (and the Trustee shall make such information available to the Issuer for such purpose) and (c) to the Holders of Registered Securities of each series affected, by first-class mail to such Holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

         SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, that such corporation shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 6.13  Preferential Collection of Claims Against the Issuer.
(a) Subject to the provisions of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Issuer within four months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the Holders of other indenture securities (as defined in this Section):

                 (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months period and valid as against the Issuer and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in subsection (a)(2) of this Section, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Issuer upon the date of such default; and

                 (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefore, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months' period or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Issuer and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the
Trustee:

                 (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Issuer) who is liable thereon, (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law;

                 (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

                 (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within four months; or

                 (D) to receive payment on any claim referred to in paragraph
         (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C) as the case may be, to the extent of the fair value of such property.

         For the purpose of paragraphs (B), (C) and (D), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released and to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of Trustee as such creditor, such claim shall have the same status as such pre- existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders and the holders of other indenture securities in such manner that the Trustee, such Securityholders and the holders of other indenture securities realize, as a result of payment from such special account and payments of dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Issuer of the funds and property in such special account and before crediting to the respective claims of the Trustee, such Securityholders and the holders of other indenture securities dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include and such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, such Securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph, due consideration in determining the fairness of the distributions to be made to the Trustee, such Securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee who has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this subsection
(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

                 (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four months' period; and

                 (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

         (b) There shall be excluded from the operation of this Section a creditor relationship arising from

                 (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                 (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture;

                 (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                 (4) an indebtedness created as a result of services rendered or premises rented or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c)(3) below:

                 (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Issuer, or

                 (6) the acquisition, ownership, acceptance or negotiation of any draft, bills of exchange, acceptance or obligations which fall within the classification of self-liquidating paper as defined in subsection (c)(4) of this Section.

         (c)  As used in this Section:

                 (1) the term "default" shall mean any failure to make payment in full of the principal of or interest upon any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

                 (2) the term "other indenture securities" shall mean securities upon which the Issuer is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of subsection (a) of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in said special account;

                 (3) the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                 (4) the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the secu-rity, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

                 (5) the term "Issuer" shall mean any obligor upon the
                     Securities.


                                 ARTICLE SEVEN

                         CONCERNING THE SECURITYHOLDERS

         SECTION 7.1 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

         SECTION 7.2 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

                 The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The fact of the holding by any Holder of an Unregistered Security of any series, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities of one or more series specified therein. The holding by the person named in any such certificate of any Unregistered Securities of any series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced, or
         (2) the Security of such series specified in such certificate shall be produced by some other person, or (3) the Security of such series specified in such certificate shall have ceased to be Outstanding. Subject to Sections 6.1 and 6.2, the fact and date of the execution of any such instrument and the amount and numbers of Securities of any series held by the person so executing such instrument and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

         SECTION 7.3 Holders to be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and not withstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. The

Issuer, the Trustee and any agent of the lssuer or the Trustee may treat the Holder of any Unregistered Security and the Holder of any Coupon as the absolute owner of such Unregistered Security or Coupon (whether or not such Unregistered Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security or Coupon.

          SECTION 7.4 Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture. Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly a written statement by two of its officers (which need not comply with Section 11.5) listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the fact therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

         SECTION 7.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial number of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefore, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.


                                 ARTICLE EIGHT

                            SUPPLEMENTAL INDENTURES

         SECTION 8.1  Supplemental Indentures Without Consent of
Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

                 (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets:

                 (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Nine;

                 (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities or Coupons, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series to waive such an Event of Default;

                 (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities;

                 (e) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose; and

                 (f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series, or of the Coupons appertaining to such Securities, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

         The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of
Section 8.2.

         SECTION 8.2 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article Seven of the Holders not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or the coupons appertaining to such Securities; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof or the method in which amounts of payments of principal or interest thereon are determined, or reduce the rate or extend the time of payment of interest thereon, or change the coin or currency or units based on or related to currencies (including ECU) of payment thereof, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefore, any right of repayment at the option of the Securityholder or make any change in Article Thirteen hereof that adversely affects the rights of any Holder, in each case, without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Security so affected.

         Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof (i) by first class mail to the Holders of then Outstanding Registered Securities of each series affected thereby at their addresses as they shall appear on the registry books of the Issuer, (ii) if any Unregistered Securities of a series affected thereby are then Outstanding, to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), by mailing a notice thereof by first class mail to such Holders at such addresses as were so furnished to the Trustee and (iii) if any Unregistered Securities of a series affected thereby are then Outstanding, to all holders thereof by publication of a notice thereof at least once in an Authorized Newspaper in London (and, if required by Section 3.6, at least once in an authorized Newspaper in Luxembourg), and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 8.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture of any and all purposes.

         SECTION 8.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officers' Certificate and an Opinion Of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Indenture.

         SECTION 8.5 Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.


                                  ARTICLE NINE

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 9.1 Issuer May Consolidate, etc., on Certain Terms. The issuer covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (i) either the Issuer shall be the continuing corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Issuer or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

         SECTION 9.2 Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder, together with any Coupons appertaining thereto, which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee authenticate and shall deliver any Securities, together with any Coupons appertaining thereto, which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities, together with any Coupons appertaining thereto, which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities, together with any Coupons appertaining thereto, so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities, together with any Coupons appertaining thereto, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Coupons had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities and Coupons thereafter to be issued as may be appropriate.

         In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

         SECTION 9.3 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel, prepared in accordance with Section 11.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.


                                  ARTICLE TEN

                    SATISFACTION AND DISCHARGE OF INDENTURE:
                                UNCLAIMED MONEYS

         SECTION 10.1 Satisfaction and Discharge of Indenture. (A) If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder and all unmatured Coupons appertaining thereto (other than Securities or Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all unmatured Coupons appertaining thereto (other than any Securities or Coupons of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) (i) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.4) or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash (without consideration of any reinvestment of such principal or interest), or a combination of U.S. Government Obligations and cash sufficient to pay at maturity or upon redemption all Securities of such series and all unmatured Coupons appertaining thereto (other than any Securities or Coupons of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to Securities of such series and Coupons appertaining thereto, then this Indenture shall cease to be of further effect with respect to Securities of such series and Coupons appertaining thereto (except as to (i) rights of registration of transfer and exchange, and the Issuer's right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon upon the original stated due dates therefore (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, including those under Section 6.6. (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.2) and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided, that the rights of Holders of the Securities and Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities and Coupons of such series.

         (B) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officers' Certificate or indenture supplemental hereto provided pursuant to Section 2.3. In addition to discharge of the Indenture pursuant to the next preceding paragraph, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of a series and Coupons appertaining thereto on the 121st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Securities of such series and Coupons appertaining thereto shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series, and of Coupons appertaining thereto, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of holders of Securities and Coupons appertaining thereto to receive, from the trust fund described in subparagraph (a) below, payments of principal thereof and interest thereon, upon the original stated due dates therefore (but not upon acceleration) and remaining rights of the holders to receive sinking fund payments if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, including those under section 6.6, (v) the rights of the holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer under
Section 3.2) and the Trustee, at the expense of the Issuer, shall at the Issuer's request execute proper instruments acknowledging the same, if

                 (a) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series and Coupons appertaining thereto (i) cash, or (ii) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or
         (iii) a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the Principal and interest on all Securities of such series and Coupons appertaining thereto on the date that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;

                 (b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

                 (c) the Issuer has delivered to the Trustee an opinion of independent legal counsel satisfactory to the Trustee to the effect that Holders of the Securities of such series and Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and

                    (d) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with, and the Opinion of Counsel shall also state that such deposit does not violate applicable law.

         SECTION 10.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.4, all moneys deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series and of Coupons appertaining thereto for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law. Money or U.S. Government Obligations so held in trust are not subject to the provisions of Article 13.

         SECTION 10.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         SECTION 10.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment (a) in respect of Registered Securities of any series, may at the expense of the Issuer, mail by first class mail to Holders of such Securities at their addresses as they shall appear on the Security register, and (b) in respect of Unregistered Securities of any series, may at the expense of the Issuer cause to be published once, in an Authorized Newspaper in London (and if required by Section 3.8, once in an Authorized Newspaper in Luxembourg), notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

         SECTION 10.5 Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.1 or the principal or interest received in respect of such obligations.


                                 ARTICLE ELEVEN

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1 Incorporators, Shareholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or Coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and any Coupons appertaining thereto by the holders thereof and as part of the consideration for the issue of the Securities and any Coupons appertaining thereto.

         SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities and any Coupons appertaining thereto, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities or Coupons, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

         SECTION 11.3 Successors and Assigns of lssuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

         SECTION 11.4 Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities or Coupons to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to The Progressive Corporation, 6000 Parkland Boulevard, Mayfield Heights, Ohio 44124, Attn: Treasurer. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

         Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) (i) in the case of Holders of Registered Securities and Holders of Unregistered Securities who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the registry books; and (ii) in the case of holders of Unregistered Securities who have not filed their names and addresses with the Trustee, by publication in accordance with the requirements of the provision hereof requiring such notice. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 11.5 Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition,
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

         SECTION 11.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any series or any Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

         SECTION 11.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

         SECTION 11.8 New York Law to Govern. This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

         SECTION 11.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.11 Securities in Foreign Currencies or in ECU. Whenever this Indenture provides for any action by, or the determination of any of the rights of, or any distribution to, Holders of Securities denominated in United States dollars and in any other currency or currency unit (including ECU), in the absence of any provision to the contrary in the form of Security of any particular series, any amount in respect of any Security denominated in a currency or currency unit (including ECU) other than United States dollars shall be treated for any such action or distribution as that amount of United States dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Issuer may specify in a written notice to the Trustee or in the absence of such written notice, as the Trustee shall so determine.


                                 ARTICLE TWELVE

                   REDEMPTION OF SECURITIES AND SINKING FUNDS

         SECTION 12.1 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section
2.3 for Securities of such series.

         SECTION 12.2 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the registry books. Notice of redemption to the Holders of Unregistered Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee pursuant to Section 4.4(c)(ii), shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least thirty and not more than sixty days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and in the case of any such notice given by the Issuer, the Trustee shall make such information available to the Issuer for such purpose). Notice of redemption to all other holders of Unregistered Securities shall be published in an Authorized Newspaper in London (and, if required by Section 3.6, in an Authorized Newspaper in Luxembourg), in each case, once in each of two successive calendar weeks, the first publication to be not less than thirty nor more than sixty days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

         The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

         The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

         On the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any or all of the outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers' Certificate stating the date of redemption and the aggregate principal amount of Securities to be redeemed.

         If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

         SECTION 12.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and the unmatured Coupons, if any, appertaining thereto shall be void and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities, together with all Coupons appertaining thereto maturing after the date fixed for redemption, at a place of payment specified in said notice, said Securities and Coupons or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable in the case of Securities with Coupons attached thereto, to the bearers of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section
2.4 hereof.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.

         If any Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all such Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

         Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, together with all Coupons, if any, appertaining thereto, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

         SECTION 12.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registra-tion and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

         SECTION 12.5 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date".

         In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.7, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or
(c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

         On or before the sixtieth day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee a written statement (which need not contain the statements required by Section 11.5) signed by an authorized officer of the Issuer (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred

(which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefore as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

         If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Issuer shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Issuer makes no such request, then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or potions thereof) so selected. Securities of any series which are (a) owned by the Issuer or an entity known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, as shown by the Security register, and not know to the Trustee to have been pledged or hypothecated by the Issuer or any such entity or (b) identified in an Officers' Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Issuer or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be excluded from Securities of such series eligible for selection for redemption. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in
Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

         On each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

         The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or provide any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing or publication of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.


                                ARTICLE THIRTEEN

                            SUBORDINATION; SENIORITY

         SECTION 13.1 Securities Subordinated to Senior Indebtedness. The Issuer agrees, and each Holder of the Securities by his acceptance thereof likewise agrees, that the payment of the principal of and interest on Securities of any series issued under this Indenture shall be subordinated and junior in right of payment, to the extent and in the manner provided in this
Article 13 to the prior payment in full of all Senior Indebtedness whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed.

         The Senior Indebtedness of the Issuer shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or the extension or renewal of the Senior Indebtedness.

         All the provisions of this Indenture and the Securities shall be subject to the provisions of this Article 13 so far as they may be applicable thereto, except that nothing in this Article 13 shall apply to claims for, or payments to, the Trustee under or pursuant to Section 6.6.

         SECTION 13.2 Issuer Not to Make Payments with Respect to Securities in Certain Circumstances. No payment shall be made by the Issuer on account of principal of or interest on Securities of any series or on account of the purchase or other acquisition of Securities of any series, if there shall have occurred and be continuing a default with respect to any Senior Indebtedness permitting the acceleration thereof or with respect to the payment of any Senior Indebtedness and (a) such default is the subject of a judicial proceeding or (b) notice of such default in writing or by telegram has been given to the Issuer by any holder or holders of any Senior Indebtedness (provided, however, that in the case of Senior Indebtedness issued pursuant to an indenture such notice may be validly given only by the trustee under such indenture), unless and until such default or event of default shall have been cured or waived or shall have ceased to exist.

         Upon any acceleration of the principal of Securities of any series or any payment by the Issuer, or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Issuer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in money or money's worth, or payment thereof provided for, before any payment is made on account of the principal of or interest on Securities of any series; and (subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Article upon the Senior Indebtedness and the holders thereof with respect to Securities of any series or the Holders thereof or the Trustee, by a lawful plan of reorganization or readjustment under applicable law) upon any such dissolution or winding up or liquidation or reorganization, any payment by the Issuer, or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities of any series or the Trustee would be entitled except for the provisions of this Article, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities of any series or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment by or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities of any series before all Senior Indebtedness is paid in full in money or money's worth, or provision is made for such payment, and if such fact shall then have been or thereafter be made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, and, until so delivered, the same shall be held in trust by any Holder of a Security as the property of the holders of Senior Indebtedness.

         The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Nine shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Nine. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6.

         The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Securities of any series, without incurring responsibility to the Holders of the Securities of any series and without impairing or releasing the obligations of the Holders of the Securities of any series to the holders of Senior Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

         SECTION 13.3 Subrogation of Securities. Subject to the payment in full of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of the principal and interest on all Senior Indebtedness at the time outstanding, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Indebtedness until the principal and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities of any series or the Trustee would be entitled except for the provisions of this Article shall, as between the Issuer, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities of any series, be deemed to be a payment by the Issuer to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         Nothing contained in this Article or elsewhere in this Indenture or in the Securities of any series is intended to or shall impair, as among the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities of any series and creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Issuer referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 13.4 Authorization by Holders of Securities. Each Holder of a Security of any series by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holder of the Security and the holders of Senior Indebtedness, the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

         SECTION 13.5 Notices to Trustee. The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article, unless and until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Issuer or a holder or holders of Senior Indebtedness or from any trustee therefore; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal or interest on any Security of any series) with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 13.6 Trustee's Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in
Section 6.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe any such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Indebtedness but shall have only such obligations to such holders as are expressly set forth in this Article.

         SECTION 13.7 No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         SECTION 13.8 Article 13 Not To Prevent Events of Default. The failure to make a payment on account of principal or interest on the Securities by reason of any provision in this Article 13 shall not be construed as preventing the occurrence of an Event of Default under Section 5.1.

         SECTION 13.9 Paying Agents other than the Trustee. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Article 13 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 13 in addition to or in place of the Trustee; provided, however, that Sections
13.5 and 13.6 hereof shall not apply to the Issuer or any Subsidiary if it acts as Paying Agent.

         SECTION 13.10 Securities Senior to Subordinated Indebtedness. The indebtedness represented by the Securities will be senior and prior in right of payment to the principal and interest on all Subordinated Indebtedness, to the extent and in the manner provided in such Subordinated Indebtedness.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of November 15, 1988.

                                           THE PROGRESSIVE CORPORATION
[CORPORATE SEAL]
                                           By
                                           -----------------------------------------
                                           Treasurer

Attest:

By
   --------------------------------------




                                           RHODE ISLAND HOSPITAL TRUST
                                             NATIONAL BANK

[CORPORATE SEAL]
                                           By
                                           -----------------------------------------


Attest:
By
   --------------------------------------

STATE OF NEW YORK
COUNTY OF NEW YORK        ss.:


        On this ____ day of ______ before me personally came Howard M. Zelikow, to me personally known, who, being by me duly sworn, did depose and say that he resides at Cleveland, Ohio
                          ; that he is an officer of THE PROGRESSIVE
CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                           -----------------------------------------
                                           Notary Public
[NOTARIAL SEAL]





STATE OF NEW YORK
COUNTY OF NEW YORK        ss.:


        On this           day of  , before me personally came , to me personally
known, who, being by me duly sworn, did depose and say that he resides at
New York, New York; that he is an             of RHODE ISLAND HOSPITAL TRUST
NATIONAL BANK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                           -----------------------------------------
                                           Notary Public

[NOTARIAL SEAL]